EXHIBIT 4.3

                                                                     EXHIBIT 4.3


================================================================================



                              --------------------,

                                  as Servicer,



                                       and




                          AFC TRUST SERIES _____-____,
                                    as Issuer






                             ----------------------

                               SERVICING AGREEMENT

                             Dated as of ___________

                             ----------------------






             AFC Mortgage Loan Asset Backed Notes, Series _____-___




================================================================================

                                                 TABLE OF CONTENTS

                                                                                                               Page
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
                                                     ARTICLE I

Definitions.......................................................................................................1
Section 1.01.     DEFINITIONS.....................................................................................1
Section 1.02.     OTHER DEFINITIONAL PROVISIONS...................................................................2
Section 1.03.     INTEREST CALCULATIONS...........................................................................2

                                                     ARTICLE II

REPRESENTATIONS AND WARRANTIES....................................................................................3
Section 2.01.     REPRESENTATIONS AND WARRANTIES REGARDING THE SERVICER...........................................3
Section 2.02.     EXISTENCE.......................................................................................4
Section 2.03.     ENFORCEMENT OF REPRESENTATIONS AND WARRANTIES...................................................4

                                                    ARTICLE III

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS....................................................................6
Section 3.01.     SERVICER TO ASSURE SERVICING....................................................................6
Section 3.02.     SUBSERVICING AGREEMENTS BETWEEN SERVICER AND SUBSERVICERS.......................................7
Section 3.03.     SUCCESSOR SUBSERVICERS..........................................................................7
Section 3.04.     LIABILITY OF THE SERVICER.......................................................................7
Section 3.05.     ASSUMPTION OR TERMINATION OF SUBSERVICING AGREEMENTS BY INDENTURE TRUSTEE.......................8
Section 3.06.     COLLECTION OF MORTGAGE LOAN PAYMENTS............................................................9
Section 3.07.     WITHDRAWALS FROM THE COLLECTION ACCOUNT........................................................10
Section 3.08.     COLLECTION OF TAXES, ASSESSMENTS AND SIMILAR ITEMS; SERVICING ACCOUNTS.........................12
Section 3.09.     RESERVED.......................................................................................12
Section 3.10.     MORTGAGE IMPAIRMENT INSURANCE..................................................................12
Section 3.11.     MAINTENANCE OF HAZARD INSURANCE AND FIDELITY COVERAGE..........................................13
Section 3.12.     DUE-ON-SALE CLAUSES; ASSUMPTION AGREEMENTS.....................................................14
Section 3.13.     REALIZATION UPON DEFAULTED MORTGAGE LOANS......................................................15
Section 3.14.     INDENTURE TRUSTEE TO COOPERATE; RELEASE OF MORTGAGE FILES......................................16
Section 3.15.     SERVICING COMPENSATION.........................................................................17
Section 3.16.     ANNUAL STATEMENTS OF COMPLIANCE................................................................17
Section 3.17.     ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING REPORT........................................17
Section 3.18.     OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS [AND MANDATORY REPURCHASE OF
                  CONVERTED MORTGAGE LOANS.......................................................................18
Section 3.19.     INFORMATION REQUIRED BY THE INTERNAL REVENUE SERVICE GENERALLY AND REPORTS OF
                  FORECLOSURES AND ABANDONMENTS OF MORTGAGED PROPERTY............................................18



                                        i

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                                                                                                               Page
                                                                                                               ----

                                                    ARTICLE IV

                  SERVICING CERTIFICATE; ACCOUNTS; ADVANCES......................................................19
Section 4.01.     REMITTANCE REPORTS.............................................................................19
Section 4.02.     DISTRIBUTION OF ACCOUNTS.......................................................................19
Section 4.03.     INVESTMENT OF ACCOUNTS.........................................................................19
Section 4.04.     ADVANCES.......................................................................................19
Section 4.05.     COMPENSATING INTEREST PAYMENTS.................................................................20

                                                     ARTICLE V

THE SERVICER.....................................................................................................21
Section 5.01.     LIABILITY OF THE SERVICER......................................................................21
Section 5.02.     MERGER OR CONSOLIDATION........................................................................21
Section 5.03.     LIMITATION ON LIABILITY OF THE SERVICER AND OTHERS.............................................21
Section 5.04.     SERVICER NOT TO RESIGN.........................................................................22
Section 5.05.     DELEGATION OF DUTIES...........................................................................22
Section 5.06.     INDEMNIFICATION................................................................................22

                                                     ARTICLE VI

DEFAULT..........................................................................................................23
Section 6.01.     SERVICING DEFAULT..............................................................................23
Section 6.02.     INDENTURE TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.............................................24
Section 6.03.     NOTIFICATION TO NOTEHOLDERS....................................................................25
Section 6.04.     WAIVER OF DEFAULTS.............................................................................25

                                                    ARTICLE VII

MISCELLANEOUS PROVISIONS.........................................................................................27
Section 7.01.     AMENDMENT......................................................................................27
Section 7.02.     GOVERNING LAW..................................................................................27
Section 7.03.     NOTICES........................................................................................27
Section 7.04.     SEVERABILITY OF PROVISIONS.....................................................................28
Section 7.05.     THIRD-PARTY BENEFICIARIES......................................................................28
Section 7.06.     COUNTERPARTS...................................................................................28
Section 7.07.     EFFECT OF HEADINGS AND TABLE OF CONTENTS.......................................................28
Section 7.08.     TERMINATION....................................................................................28
Section 7.09.     NO PETITION....................................................................................29
Section 7.10.     NO RECOURSE....................................................................................29



                                                         ii



                                                                                                               Page
                                                                                                               ----

                                                    ARTICLE VIII

[ADMINISTRATIVE DUTIES OF THE SERVICER...........................................................................30
Section 8.01.     ADMINISTRATIVE DUTIES..........................................................................30
Section 8.02.     RECORDS........................................................................................31
Section 8.03.     ADDITIONAL INFORMATION TO BE FURNISHED.........................................................31


EXHIBIT A - MORTGAGE LOAN SCHEDULE................................................................................A
EXHIBIT B - FORM OF REQUEST FOR RELEASE...........................................................................B
EXHIBIT C - SERVICER'S REPORT.....................................................................................C

                  This Servicing Agreement, dated as of _____________ __, ____, between ________________, as Servicer (the "Servicer"), and AFC Trust Series ____-___, as Issuer (the "Issuer") and ____________, as Indenture Trustee (the "Indenture Trustee").


                          W I T N E S S E T H  T H A T:
                          -----------------------------


                  WHEREAS, Superior Bank FSB (the "Depositor") will create AFC Trust Series ____-___, a Delaware business trust (the "Issuer"), pursuant to the terms of a Trust Agreement dated as of ___________ (the "Trust Agreement") between the Depositor, as depositor, and ________________________, as owner trustee (the "Owner Trustee"):

                  WHEREAS, pursuant to the terms of the Mortgage Loan Purchase Agreement, the Depositor will acquire the Initial Mortgage Loans and the Subsequent Mortgage Loans and will transfer the Mortgage Loans and all of its rights under the Mortgage Loan Purchase Agreement to the Issuer;

                  WHEREAS, pursuant to the terms of the Trust Agreement between the Depositor and the Owner Trustee, the Issuer will issue and transfer to or at the direction of the Depositor, the Trust Certificates, Series _____-__ (the "Certificates");

                  WHEREAS, pursuant to the terms of an Indenture dated as of ___________(the "Indenture") between the Issuer and _____________________ (the
"Indenture Trustee"), the Issuer will pledge the Mortgage Loans and issue and transfer to or at the direction of the Depositor the AFC Mortgage Loan Asset Backed Notes, Series _____-__ (the "Notes"); and

                  WHEREAS, pursuant to the terms of this Servicing Agreement, the Servicer will service the Mortgage Loans set forth on the Mortgage Loan Schedule attached hereto as Exhibit A directly or through one or more Subservicers;

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

         Section 1.01. DEFINITIONS. For all purposes of this Servicing Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions contained in Appendix A to the Indenture which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

         Section 1.02. OTHER DEFINITIONAL PROVISIONS. (a) All terms defined in this Servicing Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

         (b) As used in this Servicing Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Servicing Agreement or in any such certificate or other document, and accounting terms partly defined in this Servicing Agreement or in any such certificate or other document, to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Servicing Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Servicing Agreement or in any such certificate or other document shall control.

         (c) The words "hereof," "herein," "hereunder" and words of similar import when used in this Servicing Agreement shall refer to this Servicing Agreement as a whole and not to any particular provision of this Servicing Agreement; Section and Exhibit references contained in this Servicing Agreement are references to Sections and Exhibits in or to this Servicing Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

         (d) The definitions contained in this Servicing Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms.

         (e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

         Section 1.03. INTEREST CALCULATIONS. All calculations of interest hereunder that are made in respect of the Principal Balance of a Mortgage Loan shall be made in accordance with the terms of the related Mortgage Note and Mortgage. The calculation of the Servicing Fee shall be made on the basis of a 360-day year consisting of twelve 30-day months.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         Section 2.01. REPRESENTATIONS AND WARRANTIES REGARDING THE SERVICER. The Servicer represents and warrants to the Issuer and for the benefit of the Indenture Trustee, as pledgee of the Mortgage Loans, the Note Insurer and the Noteholders, as of the Initial Cut-off Date, each Subsequent Cut-off Date and the Closing Date, that:

                         (i) The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of __________ and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Servicer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Servicer or the validity or enforceability of the Mortgage Loans;

                        (ii) The Servicer has the power and authority to make, execute, deliver and perform this Servicing Agreement and all of the transactions contemplated under this Servicing Agreement, and has taken all necessary corporate action to authorize the execu tion, delivery and performance of this Servicing Agreement. When executed and delivered, this Servicing Agreement will constitute the legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

                       (iii) The Servicer is not required to obtain the consent of any other Person or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Servicing Agreement, except for such consent, license, approval or authorization, or registration or declaration, as shall have been obtained or filed, as the case may be;

                        (iv) The execution and delivery of this Servicing Agreement and the performance of the transactions contemplated hereby by the Servicer will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Servicer or any provision of the certificate of incorporation or bylaws of the Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Servicer is a party or by which the Servicer may be bound; and

                         (v) No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Servicer threatened, against the Servicer or any of its properties or with respect to this Servicing Agreement which, to the knowledge of the Servicer, has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Servicing Agreement.

         The foregoing representations and warranties shall survive any termination of the Servicer hereunder.

         Section 2.02. EXISTENCE. The Issuer will keep in full effect its existence, rights and franchises as a business trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Servicing Agreement.

         Section 2.03. ENFORCEMENT OF REPRESENTATIONS AND WARRANTIES. The Servicer, on behalf of and subject to the direction of the Indenture Trustee, as pledgee of the Mortgage Loans, or the Note Insurer, shall enforce the representations and warranties and related obligations for breaches thereof of the Seller pursuant to the Mortgage Loan Purchase Agreement. Upon the discovery by the Seller, the Servicer, the Indenture Trustee, the Note Insurer or the Company of a breach of any of the representations and warranties made in the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan, which materially and adversely affects the interests of the Noteholders or the Certificateholders or the Note Insurer in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties. The Servicer shall promptly notify the Seller of such breach and request that, pursuant to the terms of the Mortgage Loan Purchase Agreement, the Seller either
(i) cure such breach in all material respects or (ii) purchase such Mortgage Loan, in each instance in accordance with the Mortgage Loan Purchase Agreement; PROVIDED that the Seller shall, subject to the conditions set forth in the Mortgage Loan Purchase Agreement, have the option to substitute an Eligible Substitute Mortgage Loan or Eligible Substitute Mortgage Loans for such Mortgage Loan. Monthly Payments due with respect to Eligible Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Estate and will be retained by the Servicer and remitted by the Servicer to the Seller on the next succeeding Payment Date. For the month of substitution, distributions to the Payment Account pursuant to this Servicing Agreement will include the Monthly Payment due on a Deleted Mortgage Loan for such month, and thereafter the Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Servicer shall amend or cause to be amended the Mortgage Loan Schedule to reflect the removal of such Mortgage Loan and the sub stitution of the Eligible Substitute Mortgage Loans, and the Servicer shall promptly deliver the amended Mortgage Loan Schedule to the related Subservicer, the Note Insurer, the Owner Trustee and the Indenture Trustee.

         In connection with the substitution of one or more Eligible Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Servicer will determine the amount (such amount, a "Substitution Adjustment Amount"), if any, by which the aggregate principal balance of all such Eligible Substitute Mortgage Loans as of the date of substitution is less than the aggregate principal balance of all such Deleted Mortgage Loans (after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to the Payment Account in the month of substitution). The Seller shall pay the Substitution Adjustment Amount to the Servicer and the Servicer shall deposit such Substitution Adjustment Amount into the Collection Account upon receipt.

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

         Section 3.01. SERVICER TO ASSURE SERVICING. (a) The Servicer shall take such actions as are necessary to ensure the servicing and administration of the Mortgage Loans and any REO Property in accordance with this Servicing Agreement and its normal servicing practices, which generally shall conform to the standards of an institution prudently servicing mortgage loans similar to the Mortgage Loans for its own account and shall have full authority to do anything it reasonably deems appropriate or desirable in connection with such servicing and administration. The Servicer may perform its responsibilities relating to servicing through other agents or independent contractors, but shall not thereby be released from any of its responsibilities as hereinafter set forth. The authority of the Servicer, in its capacity as servicer, and any Subservicer acting on its behalf, shall include, without limitation, the power to (i) consult with and advise any Subservicer regarding administration of a related Mortgage Loan, (ii) approve any recommendation by a Subservicer to foreclose on a related Mortgage Loan, (iii) supervise the filing and collection of insurance claims and take or cause to be taken such actions on behalf of the insured Person thereunder as shall be reasonably necessary to prevent the denial of coverage thereunder, and (iv) effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing a related Mortgage Loan, including the employment of attorneys, the institution of legal proceedings, the collection of deficiency judgments, the acceptance of compromise proposals, the filing of claims under any Primary Insurance Policy and any other matter pertaining to a delinquent Mortgage Loan. The authority of the Servicer shall include, in addition, the power on behalf of the Noteholders, the Indenture Trustee, the Note Insurer or any of them to (i) execute and deliver customary consents or waivers and other instruments and documents, (ii) consent to transfer of any related Mortgaged Property and assumptions of the related Mortgage Notes and Security Instruments (in the manner provided in this Servicing Agreement) and (iii) collect any Insurance Proceeds and Liquidation Proceeds. Without limiting the generality of the foregoing, the Servicer and any Subservicer acting on its behalf may, and is hereby authorized and empowered by the Indenture Trustee to, execute and deliver, on behalf of itself, the Noteholders, the Indenture Trustee, the Note Insurer or any of them, any instruments of satisfaction, cancellation, partial or full release, discharge and all other comparable instruments, with respect to the related Mortgage Loans, the Insurance Policies and the accounts related thereto, and the Mortgaged Properties. The Servicer may exercise this power in its own name or in the name of a Subservicer.

         (b) Notwithstanding the provisions of Subsection 3.01(a), the Servicer shall not take any action adverse to the interests of the Indenture Trustee, the
Note Insurer or the Noteholders or with the rights and interests of the Indenture Trustee, the Note Insurer or the Noteholders under this Servicing Agreement.

         (c) The Indenture Trustee shall furnish the Servicer with any powers of attorney and other documents in the form provided by it which are necessary or appropriate to enable the Servicer to service and administer the related Mortgage Loans and REO Property.

         Section 3.02. SUBSERVICING AGREEMENTS BETWEEN SERVICER AND SUBSERVICERS. (a) The Servicer may enter into Subservicing Agreements with Subservicers for the servicing and administration of the Mortgage Loans and for the performance of any and all other activities of the Servicer hereunder. Each Subservicer shall be either (i) an institution the accounts of which are insured by the FDIC or (ii) another entity that engages in the business of originating or servicing mortgage loans comparable to the Mortgage Loans, and in either case shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the Subservicing Agreement, and in either case shall be a FHLMC or FNMA approved mortgage servicer. Any Subservicing Agreement entered into by the Servicer shall include the provision that such Agreement may be immediately terminated (x) with cause and without any termination fee by any Servicer hereunder or (y) without cause in which case the Servicer shall be responsible for any termination fee or penalty resulting therefrom. In addition, each Subservicing Agreement shall provide for servicing of the Mortgage Loans consistent with the terms of this Servicing Agreement.

         (b) As part of its servicing activities hereunder, the Servicer, for the benefit of the Indenture Trustee, the Note Insurer and the Noteholders, shall enforce the obligations of each Subservicer under the related Subservicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed.

         Section 3.03. SUCCESSOR SUBSERVICERS. The Servicer shall be entitled to terminate any Subservicing Agreement that may exist in accordance with the terms and conditions of such Subservicing Agreement and without any limitation by virtue of this Servicing Agreement; PROVIDED, HOWEVER, that upon termination, the Servicer shall either assume the duties of the Subservicer in respect of the related Mortgage Loan or enter into a contract with a successor Subservicer meeting the requirements of Section 3.02(a), pursuant to which such successor Subservicer will be bound by all relevant terms of the related Subservicing Agreement pertaining to the servicing of such Mortgage Loan.

         Section 3.04. LIABILITY OF THE SERVICER. (a) Notwithstanding any Subservicing Agreement, any of the provisions of this Servicing Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall under all circumstances remain obligated and primarily liable to the Indenture Trustee, the Noteholders and the Note Insurer for the servicing and administering of the Mortgage Loans and any REO Property in accordance with this Servicing Agreement. The obligations and liability of the Servicer shall not be diminished by virtue of Subservicing Agreements or by virtue of indemnification of the Servicer by any Subservicer, or any other Person. The obligations and liability of the Servicer shall remain of the same nature and under the same terms and conditions as if the Servicer alone were servicing and administering the related Mortgage Loans. The Servicer shall, however, be entitled to enter into indemnification agreements with any Subservicer or other Person and nothing in this Servicing Agreement shall be deemed to limit or modify such indemnification. For the purposes of this Servicing Agreement, the Servicer shall be deemed to have received any payment on a Mortgage Loan on the date the Subservicer received such payment; PROVIDED, HOWEVER, that this sentence shall not apply to the Indenture Trustee acting as the Servicer; PROVIDED, FURTHER, however, that the foregoing provision shall not affect the obligation of the Servicer if it is also the Indenture Trustee to advance amounts which are not Nonrecoverable Advances.

         (b) Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such shall be deemed to be between the Subservicer and the Servicer alone, and the Indenture Trustee, the Note Insurer and the Noteholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.05.

         Section 3.05. ASSUMPTION OR TERMINATION OF SUBSERVICING AGREEMENTS BY INDENTURE TRUSTEE. (a) If the Indenture Trustee or its designee shall assume the servicing obligations of the Servicer in accordance with Section 6.02 below, the Indenture Trustee, to the extent necessary to permit the Indenture Trustee to carry out the provisions of Section 6.02 with respect to the Mortgage Loans, shall succeed to all of the rights and obligations of the Servicer under each of the Subservicing Agreements. In such event, the Indenture Trustee or its designee as the successor servicer shall be deemed to have assumed all of the Servicer's rights and obligations therein and to have replaced the Servicer as a party to such Subservicing Agreements to the same extent as if such Subservicing Agreements had been assigned to the Indenture Trustee or its designee as a successor servicer, except that the Indenture Trustee or its designee as a successor servicer shall not be deemed to have assumed any obligations or liabilities of the Servicer arising prior to such assumption (other than the obligation to make any Advances) and the Servicer shall not thereby be relieved of any liability or obligations under such Subservicing Agreements arising prior to such assumption. The Indenture Trustee shall be entitled as successor servicer to receive the servicing compensation provided under Section 3.15, accruing after its assumption of the servicing, as the Servicer would be entitled to receive.

         (b) In the event that the Indenture Trustee or its designee as successor servicer for the Indenture Trustee assumes the servicing obligations of the Servicer under Section 6.02, upon the reasonable request of the Indenture Trustee or such designee as successor servicer, the Servicer shall at its own expense deliver to the Indenture Trustee, or at its written request to such designee, photocopies of all documents, files and records, electronic or otherwise, relating to the Subservicing Agreements and the related Mortgage Loans or REO Property then being serviced and an accounting of amounts collected and held by the Servicer, if any, and will otherwise cooperate and use its reasonable efforts to effect the orderly and efficient transfer of the Subservicing Agreements and responsibilities hereunder to the Indenture Trustee, or at its written request to such designee as successor servicer.

         Section 3.06. COLLECTION OF MORTGAGE LOAN PAYMENTS. (a) Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Servicer will proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and will take special care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in any Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

         (b) The Servicer shall use reasonable efforts to collect or cause to be collected all payments required under the terms and provisions of the Mortgage Loans and shall follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans similar to the Mortgage Loans for their own account to the extent such procedures shall be consistent with this Servicing Agreement. Consistent with the foregoing, the Servicer may in its discretion (i) waive or permit to be waived any late payment charge, prepayment charge, assumption fee, or any penalty interest in connection with the prepayment of a Mortgage Loan and (ii) suspend or reduce or permit to be suspended or reduced regular monthly payments for a period of up to six months, or arrange or permit an arrangement with a Mortgagor for a scheduled liquidation of delinquencies; provided, however, that the Servicer may permit the foregoing only if it believes, in good faith, that recoveries of Monthly Payments will be maximized; provided further, however, that Monthly Payments may not be suspended during the twelve months prior to the final maturity of the Notes. In the event the Servicer shall consent to the deferment of the Due Dates for payments due on a Mortgage Note, the Servicer shall nonetheless make an Advance to the same extent as if such installment were due, owing and delinquent and had not been deferred; PROVIDED, HOWEVER, that the obligation of the Servicer to make an Advance shall apply only to the extent that the Servicer believes that such Advances are not Nonrecoverable Advances.

         (c) Within five Business Days after the Servicer has determined that a Mortgage Loan has become a Liquidated Mortgage Loan, the Servicer shall provide to the Indenture Trustee a certificate of a Servicing Officer to that effect and the date of such determination.

         (d) The Servicer shall establish a segregated account in the name of the Indenture Trustee (the "Collection Account"), which shall be an Eligible Account, in which the Servicer shall deposit or cause to be deposited any amounts representing interest payments due and principal collections received by it subsequent to the Initial Cut-off Date with respect to the Initial Mortgage Loans or the Subsequent Cut-off Date with respect to the Subsequent Mortgage Loans (other than in respect of the payments referred to in the following paragraph) within one Business Day of receipt of good funds, including the following payments and collections received or made by it (without duplication):

                         (i) the aggregate Repurchase Price of the Mortgage Loans purchased by the Servicer pursuant to Section 3.18;

                         (ii) Net Liquidation Proceeds;

                       (iii) all proceeds of any Mortgage Loans repurchased by the Seller pursuant to the Mortgage Loan Purchase Agreement, and all Substitution Adjustment Amounts required to be deposited in connection with the substitution of an Eligible Substitute Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement;

                        (iv) amounts required to be paid by the Servicer pursuant to Section 3.10 in respect of a blanket insurance policy deductible, Section 5.06 in respect of indemnification or Section 7.08 in respect of the Termination Price;

                         (v) any Advance and any Compensating Interest payments; and

                        (vi) any other amounts received by the Servicer and not permitted to be retained by the Servicer pursuant to this Servicing Agreement.

PROVIDED, HOWEVER, that with respect to each Due Period, the Servicer shall be permitted to retain from payments in respect of interest on the Mortgage Loans the Servicing Fee for such Due Period. The foregoing requirements respecting deposits into the Collection Account are exclusive, it being understood that, without limiting the generality of the foregoing, the Servicer need not deposit in the Collection Account assumption and modification fees, late charges or prepayment penalties payable by Mortgagors, or Foreclosure Profits, each as further described in Section 3.15, or amounts received by the Servicer for the accounts of Mortgagors for application towards the payment of taxes, insurance premiums, assessments and similar items. In the event any amount not required to be deposited in the Collection Account is so deposited, the Servicer may at any time (prior to being terminated under this Agreement) withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding. The Servicer shall keep records that accurately reflect the funds on deposit in the Collection Account that have been identified by it as being attributable to the Mortgage Loans and shall hold all collections in the Collection Account for the benefit of the Owner Trustee, the Indenture Trustee, the Noteholders and the
Note Insurer, as their interests may appear.

         Any interest or investment earnings on funds held in the Collection Account shall be for the account of the Servicer and may only be withdrawn from the Collection Account by the Servicer immediately following its monthly remittance of the Available Distribution Amount to the Indenture Trustee. Any reference herein to amounts on deposit in the Collection Account shall refer to amounts net of such investment earnings.

         Section 3.07. WITHDRAWALS FROM THE COLLECTION ACCOUNT. (a) The Servicer shall, from time to time as provided herein, make withdrawals from the Collection Account of amounts on deposit therein pursuant to Section 3.06 for the following purposes (without duplication):

                         (i) to deposit in the Payment Account, by the Determination Date prior to each Payment Date, the Available Distribution Amount for such Payment Date;

                        (ii) to pay the Indenture Trustee the Indenture Trustee Fee and to pay the Owner Trustee the Owner Trustee Fee;

                       (iii) to pay to itself out of each payment received on account of interest on a Mortgage Loan as contemplated by Section 3.15, an amount equal to the related Servicing Fee (to the extent not retained pursuant to Section 3.06);

                        (iv) to pay to itself, the Seller or other entity entitled thereto, with respect to any Mortgage Loan or REO Property that has been purchased or otherwise transferred to the Seller, the Servicer or such other entity, all amounts received thereon and not required to be distributed to Noteholders as of the date on which the related Repurchase Price is determined;

                         (v) to reimburse the Servicer for any Advance or Servicing Advance of its own funds, the right of the Servicer to reimbursement pursuant to this subclause (v) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Repurchase Price therefor and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Advance or Servicing Advance was made;

                        (vi) to reimburse the Servicer for any Nonrecoverable Advance previously made, and not reimbursed pursuant to Subsection 3.07(a)(v);

                       (vii) to pay to itself interest or investment earnings in respect of Eligible Investments or on funds deposited in the Collection Account;

                      (viii) to withdraw any other amount deposited in the Collection Account that was not required to be deposited therein pursuant to Section 3.06; and

                         (ix) to clear and terminate the Collection Account pursuant to Section 7.08.

In connection with withdrawals pursuant to clauses (iii), (iv), and (v), the Servicer's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan, and the Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to such clauses.

         (b) So long as no Servicing Default shall have occurred and be continuing, and consistent with any requirements of the Code, the funds held in the Collection Account may be invested by the Servicer (to the extent practicable) in Eligible Investments, as directed in writing to the Indenture Trustee by the Servicer. In either case, funds in the related Collection Account must be available for withdrawal without penalty, and any Eligible Investments must mature not later than the Business Day immediately preceding the Determination Date next following the date of such investment (except that if such Eligible Investments is an obligation of the institution that maintains the related Collection Account, then such Eligible Investments shall mature not later than such Determination Date) and shall not be sold or disposed of prior to its maturity. All Eligible Investments in which funds in the related Collection Account are invested must be held by or registered in the name of the Indenture Trustee in trust for the Noteholders. All interest or other earnings from funds on deposit in the related Collection Account (or any Eligible Investments thereof) shall be the exclusive property of the Servicer, and may be withdrawn from the related Collection Account pursuant to clause
(vii) above and the last sentence of Section 3.06(d) above. The amount of any net losses incurred in connection with the investment of funds in the Collection Account in Eligible Investments shall be deposited in the related Collection Account by the Servicer from its own funds immediately as realized without reimbursement therefor.

         Section 3.08. COLLECTION OF TAXES, ASSESSMENTS AND SIMILAR ITEMS; SERVICING ACCOUNTS.

         (a) The Servicer shall establish and maintain one or more Servicing Accounts. The Servicer will deposit and retain therein all collections from the Mortgagors for the payment of taxes, assessments, insurance premiums or comparable items.

         (b) The deposits in the Servicing Accounts shall be held in trust by the Servicer (and its successors and assigns) in the name of the Indenture Trustee. Such Servicing Accounts shall be Eligible Accounts and if permitted by applicable law, invested in Eligible Investments held in trust by the Servicer as described above and maturing, or be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn, and in no event later than 45 days after the date of investment. Withdrawals of amounts from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, insurance premiums or comparable items, to reimburse the Servicer for any Servicing Advances made with respect to such items, to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing Accounts or to clear and terminate the Servicing Accounts at or any time after the termination of this Servicing Agreement. Any advances of such payments shall constitute Servicing Advances.

         Section 3.09. RESERVED.

         Section 3.10. MORTGAGE IMPAIRMENT INSURANCE. In the event that the Servicer shall obtain and maintain a blanket policy insuring against fire and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Servicer as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the related Mortgage Loans without co-insurance, and otherwise complies with the requirements of Section
3.11 below, the Servicer shall be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage under Section
3.11 below, it being understood and agreed that such blanket policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 3.11 below, and there shall have been a loss which would have been covered by such policy, deposit in the Collection Account the difference, if any, between the amount that would have been payable under a policy complying with Section 3.11 below and the amount paid under such blanket policy.

         Section 3.11. MAINTENANCE OF HAZARD INSURANCE AND FIDELITY COVERAGE.
(a) The Servicer shall maintain and keep, or cause each Subservicer to maintain and keep, with respect to each

Mortgage Loan and each REO Property, in full force and effect hazard insurance (fire insurance with extended coverage) equal to the least of the Principal Balance of the Mortgage Loan, the current replacement cost of the Mortgaged Property and the full insurable value of the Mortgaged Property, and containing a standard mortgagee clause, PROVIDED, HOWEVER, that the amount of hazard insurance may not be less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy.

         (b) All policies required hereunder shall be endorsed with standard mortgagee clauses with losses payable to the Servicer. Any amounts collected by the Servicer or a Subservicer under any such hazard insurance policy (other than amounts to be applied to the restoration or repair of the Mortgaged Property or amounts released to the Mortgagor in accordance with the Servicer's or a Subservicer's normal servicing procedures, the Mortgage Note, the Security Instrument or applicable law) shall be deposited into the Collection Account, for transmittal to the Payment Account, subject to withdrawal pursuant to
Section 3.07.

         (c) Any cost incurred by a Servicer in maintaining any such hazard insurance policy shall not be added to the amount owing under the Mortgage Loan for the purpose of calculating monthly distributions to Noteholders, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall constitute Servicing Advances and shall be recoverable by the Servicer in accordance with Section 3.07.

         (d) No earthquake or other additional insurance shall be required of any Mortgagor or maintained on REO Property other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance. If, at the time of origination of the Mortgage Loan or at any subsequent time, the Mortgaged Property is located in a federally designated special flood hazard area, the Servicer shall use reasonable efforts to cause with respect to the Mortgage Loans and each REO Property flood insurance (to the extent available and in accordance with mortgage servicing industry practice) to be maintained. Such flood insurance shall be in an amount equal to the lesser of (i) the Principal Balance of the related Mortgage Loan and (ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, but not more than the maximum amount of such insurance available for the related Mortgaged Property under either the regular or emergency programs of the National Flood Insurance Program (assuming that the area in which such Mortgaged Property is located is participating in such program).

         (e) If insurance has not been maintained complying with Subsections
3.11 (a) and (d) and there shall have been a loss which would have been covered by such insurance had it been maintained, the Servicer shall pay for any resulting loss.

         (f) The Servicer shall present, or cause the related Subservicer to present, claims under any related hazard insurance or flood insurance policy.

         (g) The Servicer shall obtain and maintain at its own expense and for the duration of this Servicing Agreement a blanket fidelity bond and errors and omissions insurance policy covering such Servicer's officers, employees and other persons acting on its behalf in connection with its activities under this Servicing Agreement acceptable to FNMA or FHLMC. The Servicer shall promptly notify the Indenture Trustee of any material change in the terms of such bond or policy. Upon the request of the Indenture Trustee or the Note Insurer, the Servicer shall provide to the Indenture Trustee or Note Insurer a certified true copy of such fidelity bond and insurance policy. If any such bond or policy ceases to be in effect, the Servicer shall, to the extent possible, give the Indenture Trustee ten days' notice prior to any such cessation and shall use its reasonable efforts to obtain a comparable replacement bond or policy, as the case may be. Any amounts relating to the Mortgage Loans collected under such bond or policy shall be deposited initially in a Collection Account for transmittal to the Payment Account, subject to withdrawal pursuant to Section 3.07.

         Section 3.12. DUE-ON-SALE CLAUSES; ASSUMPTION AGREEMENTS. (a) In any case in which the Servicer is notified by any Mortgagor that a Mortgaged Property relating to a Mortgage Loan has been or is about to be conveyed by the Mortgagor, the Servicer shall enforce any due-on-sale clause contained in the related Security Instrument to the extent permitted under the terms of the related Mortgage Note and by applicable law. If the Servicer reasonably believes that such due-on-sale clause cannot be enforced under applicable law or if the Mortgage Loan does not contain a due-on-sale clause, the Servicer is authorized to consent to a conveyance subject to the lien of the Mortgage, and to take or enter into an assumption agreement from or with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the related Mortgage Note and unless prohibited by applicable state law, such Mortgagor remains liable thereon. In connection with any such assumption, no material term of the related Mortgage Note may be changed. The Servicer shall notify the Indenture Trustee, whenever practicable, before the completion of such assumption agreement, and shall forward to the Indenture Trustee the original copy of such assumption agreement, which copy shall be added by the Indenture Trustee to the related Mortgage File and which shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee or additional interest collected by the Servicer for consenting in any such conveyance or entering into any such assumption agreement may be retained by the Servicer as additional servicing compensation.

         (b) Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any conveyance by the Mortgagor of the related Mortgaged Property or assumption of a Mortgage Loan which the Servicer reasonably believes it may be restricted by law from preventing, for any reason whatsoever or if the exercise of such right would impair or threaten to impair any recovery under any applicable insurance policy.

         Section 3.13. REALIZATION UPON DEFAULTED MORTGAGE LOANS. (a) The Servicer shall foreclose upon or otherwise comparably convert the ownership of properties securing any Mortgage Loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.06, except that the Servicer shall not foreclose upon or otherwise comparably convert a Mortgaged Property if there is evidence of toxic waste or other environmental hazards thereon unless the Servicer follows the procedures in Subsection (c) below. In connection with such foreclosure or other conversion, the Servicer shall use reasonable efforts to preserve REO Property and to realize upon defaulted Mortgage Loans in such a manner as to maximize the receipt of principal and interest by the Noteholders, taking into account, among other things, the timing of foreclosure and the considerations set forth in Subsection 3.13(b). The foregoing is subject to the proviso that the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it determines in good faith (i) that such restoration or foreclosure will increase Net Liquidation Proceeds, and (ii) that such expenses will constitute Servicing Advances and will be recoverable to it pursuant to Section 3.07. The Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; PROVIDED, HOWEVER, that it shall be entitled to receive Foreclosure Profits as additional servicing compensation.

         (b) The Trust Estate shall not acquire any real property (or any personal property incident to such real property) except in connection with a default or reasonably foreseeable default of a Mortgage Loan. In the event that the Trust Estate acquires any real property (or personal property incident to such real property) in connection with a default or imminent default of a Mortgage Loan, such property shall be disposed of by the Indenture Trustee on behalf of the Trust Estate within two years after its acquisition by the Trust Estate.

         (c) With respect to any Mortgage Loan as to which the Servicer has received notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the Mortgaged Property, the Servicer shall promptly notify the Indenture Trustee, the Owner Trustee and the Note Insurer and shall act in accordance with any such directions and instructions provided by the Note Insurer, or if a Note Insurer Default exists, by the Indenture Trustee, as pledgee of the Issuer. Notwithstanding the preceding sentence of this Section 3.13(c), with respect to any Mortgage Loan described by such sentence, the Servicer shall, if requested by the Note Insurer, obtain and deliver to the Issuer, the Indenture Trustee and the Note Insurer an environmental audit report prepared by a Person who regularly conducts environmental audits using customary industry standards. The Servicer shall be entitled to reimbursement for such report pursuant to Section 3.07. If the Note Insurer or Indenture Trustee, as applicable, has not provided directions and instructions to the Servicer in connection with any such Mortgage Loan within 30 days of a request by the Servicer for such directions and instructions, then the Servicer shall take such action as it deems to be in the best economic interest of the Trust Estate (other than proceeding against the Mortgaged Property) and is hereby authorized at such time as it deems appropriate to release such Mortgaged Property from the lien of the related Mortgage. The parties hereto acknowledge that the Servicer shall not obtain on behalf of the Issuer a deed as a result or in lieu of foreclosure, and shall not otherwise acquire possession of or title to, or commence any proceedings to acquire possession of or title to, or take any other action with respect to, any Mortgaged Property, if the Owner Trustee could reasonably be considered to be a responsible party for any liability arising from the presence of any toxic or hazardous substance on the Mortgaged Property, unless the Owner Trustee has been indemnified to its reasonable satisfaction against such liability.

         Section 3.14. INDENTURE TRUSTEE TO COOPERATE; RELEASE OF MORTGAGE FILES. (a) Upon payment in full of any Mortgage Loan or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Indenture Trustee by a certification signed by a Servicing Officer (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Payment Account have been or will be so deposited) and shall request delivery to the Servicer of the Mortgage File. Upon receipt of such certification and request, the Indenture Trustee shall promptly release the related Mortgage File to the Servicer and execute and deliver to the Servicer, without recourse, the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Security Instrument (furnished by the Servicer), together with the Mortgage Note with written evidence of cancellation thereon.

         (b) From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan or collection under an insurance policy, the Servicer may deliver to the Indenture Trustee a Request for Release signed by a Servicing Officer on behalf of the Servicer in substantially the form attached as Exhibit B hereto. Upon receipt of the Request for Release, the Indenture Trustee shall deliver the Mortgage File or any document therein to the Servicer as bailee for the Indenture Trustee.

         (c) The Servicer shall cause each Mortgage File or any document therein released pursuant to Subsection 3.14(b) to be returned to the Indenture Trustee when the need therefor no longer exists, unless the Mortgage Loan has become a Liquidated Mortgage Loan and the Net Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account. Prior to return of a Mortgage File or any document to the Indenture Trustee, the Servicer shall retain such file or document in its constructive control as bailee for the Indenture Trustee. If a Mortgage Loan becomes a Liquidated Mortgage Loan, the Indenture Trustee shall deliver the Request for Release with respect thereto to the Servicer upon deposit of the related Net Liquidation Proceeds in the Collection Account.

         (d) The Indenture Trustee shall execute and deliver to the Servicer any court pleadings, requests for trustee's sale or other documents necessary to (i) the foreclosure or trustee's sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Security Instrument; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or Security Instrument or otherwise available at law or equity. Together with such documents or pleadings, the Servicer shall deliver to the Indenture Trustee a certificate of a Servicing Officer in which it requests the Indenture Trustee to execute the pleadings or documents.

         Section 3.15. SERVICING COMPENSATION. (a) As compensation for its activities hereunder, the Servicer shall be entitled to receive the Servicing Fee with respect to each Mortgage Loan. The Servicer shall be solely responsible for paying any and all fees with respect to a Subservicer and the Trust Estate shall not bear any fees, expenses or other costs directly associated with any Subservicer.

         (b) The Servicer may retain additional servicing compensation in the form of [conversion fees, if any, with respect to a Converted Mortgage Loan,] prepayment charges, if any, tax service fees, fees for statement of account or payoff, late payment charges, bad check charges, assumption fees, modification fees or any other servicing-related fees, to the extent such fees are collected from the related Mortgagors, and Foreclosure Profits. The Servicer shall be required to pay all expenses it incurs in connection with its servicing activities under this Agreement and shall not be entitled in connection with its servicing activities under this Agreement to reimbursement except as provided in this Servicing Agreement.

         Section 3.16. ANNUAL STATEMENTS OF COMPLIANCE. Within 120 days after December 31 of each year, commencing December ____, the Servicer at its own expense shall deliver to the Indenture Trustee, with a copy to the Note Insurer and the Rating Agencies, an Officer's Certificate stating, as to the signer thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof including the steps being taken by the Servicer to remedy such default.

         Section 3.17. ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING REPORT.
(a) Within 120 days after December 31 of each year, commencing December ____, the Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Servicer a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Servicer which includes an assertion that the Servicer has complied with certain minimum mortgage loan servicing standards identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America with respect to the servicing of residential mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of residential mortgage loans by Subservicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Subservicers. Immediately upon receipt of such report, the Servicer shall furnish a copy of such report to the Indenture Trustee, the Rating Agencies and the Note Insurer.

         Section 3.18. OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS [AND MANDATORY REPURCHASE OF CONVERTED MORTGAGE LOANS]. The Servicer may repurchase any Mortgage Loan delinquent in payment for a period of 90 days or longer for a price equal to the Repurchase Price. [In addition, the Servicer shall be obligated to repurchase any Converted Mortgage Loan at a price equal to the Repurchase Price therefor.] The Repurchase Price for any Mortgage Loan purchased hereunder shall be deposited by the Servicer in the Collection Account and the Indenture Trustee, upon receipt of a Request for Release and confirmation of such deposit from the Servicer in the form of Exhibit B, shall release or cause to be released to the purchaser of such Mortgage Loan the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the purchaser of such Mortgage Loan, in each case without recourse, representation or warranty, as shall be necessary to vest in the purchaser of such Mortgage Loan any Mortgage Loan released pursuant hereto. [Notwithstanding the foregoing, the Indenture Trustee, whether acting as Indenture Trustee or in the capacity of successor Servicer, shall have no obligation to repurchase any Converted Mortgage Loan].

         Section 3.19. INFORMATION REQUIRED BY THE INTERNAL REVENUE SERVICE GENERALLY AND REPORTS OF FORECLOSURES AND ABANDONMENTS OF MORTGAGED PROPERTY. The Servicer shall prepare and deliver all federal and state information reports when and as required by Section 6050J, Section 6050H (reports relating to mortgage interest received) and Section 6050P of the Code (reports relating to cancellation of indebtedness).

                                   ARTICLE IV

                    SERVICING CERTIFICATE; ACCOUNTS; ADVANCES

         Section 4.01. REMITTANCE REPORTS. Not later than the close of business (Chicago time) on each Determination Date, the Servicer shall deliver to the Indenture Trustee a report, prepared as of the close of business on the Determination Date (the "Servicer's Report"), in the form of an electromagnetic tape or disk (or such other form and format mutually agreeable to the Servicer and the Indenture Trustee) containing the information set forth in Exhibit C hereto as to each Mortgage Loan as of the end of the preceding Due Period and such other information as the Indenture Trustee may reasonably require.

         The determination by the Servicer of the amounts set forth in the Servicer's Report shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Owner Trustee and Indenture Trustee shall be protected in relying upon the same without any independent verification.

         Section 4.02. DISTRIBUTION OF ACCOUNTS. On each Payment Date, amounts on deposit in the Payment Account will be distributed by the Indenture Trustee in accordance with Section 8.02 of the Indenture, and amounts on deposit in the Certificate Distribution Account shall be distributed by the Certificate Paying Agent in accordance with Section 5.01 of the Trust Agreement.

         Section 4.03. INVESTMENT OF ACCOUNTS. The Indenture Trustee shall, upon written request from the Servicer, invest or cause the institution maintaining the Collection Account, Pre-Funding Account, Capitalized Interest Account and Payment Account (collectively, the "Trust Accounts") to invest the funds therein in Eligible Investments designated in the name of the Indenture Trustee, which shall mature not later than the Business Day next preceding the Payment Date next following the date of such investment (except that (i) any investment in the institution with which any Trust Account is maintained may mature on such Payment Date and (ii) any other investment may mature on such Payment Date if the Indenture Trustee shall advance funds on such Payment Date to the related Trust Account in the amount payable on such investment on such Payment Date, pending receipt thereof to the extent necessary to make distributions on the Notes) and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Servicer. The amount of any net losses incurred with respect to any such investments shall be deposited in the related Trust Account by the Servicer.

         Section 4.04. ADVANCES. If any Monthly Payment on a Mortgage Loan that was due on the immediately preceding Due Date and delinquent on the Determination Date is delinquent other than as a result of application of the Relief Act, the Servicer on such Determination Date will deposit in the Collection Account an amount equal to the interest portion (net of the Servicing
Fee) of the scheduled Monthly Payment for such Mortgage Loan, except to the extent the Servicer determines any such advance to be a Nonrecoverable Advance. Subject to the foregoing and in the absence of such a determination, the Servicer shall continue to make such advances through the date that the related Mortgage Loan has, in the judgment of the Servicer, become a Liquidated Mortgage Loan. If applicable, prior to each Determination Date, the Servicer shall deliver an

Officer's Certificate to the Indenture Trustee stating that the Servicer elects not to make an Advance in a stated amount or that an Advance previously made has become a Nonrecoverable Advance. The Indenture Trustee shall forward a copy of such Officer's Certificate to the Note Insurer. In lieu of making all or a portion of such Advance from its own funds, the Servicer may (i) cause to be made an appropriate entry in its records relating to the Collection Account that any amount held in the Collection Account and not required for distribution on the immediately succeeding Payment Date has been used by the Servicer in discharge of its obligation to make any such Advance and (ii) transfer such funds from the Collection Account to the Payment Account. Any funds so applied and transferred shall be replaced by the Servicer by deposit in the Collection Account no later than the close of business on the Determination Date immediately preceding the Payment Date on which such funds are required to be distributed pursuant to the Indenture.

         Section 4.05. COMPENSATING INTEREST PAYMENTS. The Servicer shall deposit in the Collection Account not later than the Determination Date an amount equal to the Compensating Interest related to such Determination Date. The Servicer shall not be entitled to any reimbursement of any Compensating Interest payment.

                                    ARTICLE V

                                  THE SERVICER

         Section 5.01. LIABILITY OF THE SERVICER. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Servicer herein.

         Section 5.02. MERGER OR CONSOLIDATION. Any corporation into which the Servicer may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any corporation succeeding to the business of the Servicer, shall be the successor of the Servicer, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 5.03. LIMITATION ON LIABILITY OF THE SERVICER AND OTHERS. Neither the Servicer nor any of the directors, officers, employees or agents shall be under any liability to the Depositor, the Issuer, the Owner Trustee, the Indenture Trustee, the Note Insurer, the Certificateholders or the Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Servicing Agreement, PROVIDED, HOWEVER, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or by reason of its reckless disregard of its obligations and duties hereunder. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind PRIMA FACIE properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer and any director, officer, employee or agent of the Servicer shall be indemnified by the Trust Estate and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Servicing Agreement or the Notes, including any amount paid to the Owner Trustee or the Indenture Trustee pursuant to Section 5.06, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Servicing Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or by reason of its reckless disregard of its obligations and duties hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Servicing Agreement, and which in its opinion may involve it in any expense or liability; PROVIDED, HOWEVER, that the Servicer may in its sole discretion undertake any such action which it may deem necessary or desirable in respect of this Servicing Agreement, and the rights and duties of the parties hereto and the interests of the Noteholders hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Servicer shall be entitled to be reimbursed therefor. The Servicer's right to indemnity or reimbursement pursuant to this Section 5.03 shall survive any resignation or termination of the Servicer pursuant to Section 5.04 or 6.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination).

         Section 5.04. SERVICER NOT TO RESIGN. Subject to the provisions of
Section 3.02 and Section 5.02, the Servicer shall not assign or resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties here under are no longer permissible under applicable law as evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee and the Note Insurer or (ii) upon satisfaction of the following conditions: (a) the Servicer has proposed a successor servicer to the Issuer, the Note Insurer and the Indenture Trustee in writing and such proposed successor servicer is acceptable; and (b) each Rating Agency shall have confirmed in writing that the proposed appointment of such successor servicer as Servicer hereunder will not result in the qualification, reduction or withdrawal of the then current rating of the Notes; PROVIDED, HOWEVER, that no such resignation by the Servicer shall become effective until such successor servicer or, in the case of (i) above, the Indenture Trustee, as pledgee of the Mortgage Loans, shall have assumed the Servicer's responsibilities and obligations hereunder or the Indenture Trustee, as pledgee of the Mortgage Loans, shall have designated a successor servicer in accordance with Section 6.02. Any such resignation shall not relieve the Servicer of responsibility for any of the obligations specified in Sections 6.01 and 6.02 as obligations that survive the resignation or termination of the Servicer.

         Section 5.05. DELEGATION OF DUTIES. In the ordinary course of business, the Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those with which the Servicer complies pursuant to
Section 3.01. Such delegation shall not relieve the Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 5.04.

         Section 5.06. INDEMNIFICATION. The Servicer shall indemnify and hold harmless the Owner Trustee, the Indenture Trustee and the Note Insurer and its officers, directors, agents and employees from and against any loss, liability, expense, damage or injury suffered or sustained by reason of the Servicer's willful misfeasance, bad faith or negligence in the performance of its activities in servicing or administering the Mortgage Loans pursuant to this Agreement, including, but not limited to, any judgment, award, settlement, reasonable fees and other costs or expenses incurred resulting from the Servicer's misfeasance, bad faith or negligence. Any such indemnification shall not be payable from the assets of the Trust Estate. The provisions of this indemnity shall run directly to and be enforceable by an injured party specified above subject to the limitations hereof. The provisions of this Section 5.06 shall survive termination of this Servicing Agreement.

                                   ARTICLE VI

                                     DEFAULT

         Section 6.01. SERVICING DEFAULT. If any one of the following events ("Servicing Default") shall occur and be continuing:

                         (i) Any failure by the Servicer to deposit in the Collection Account any deposit required to be made under the terms of this Agreement, including any Advances and Compensating Interest, which continues unremedied for a period of two Business Days after the date upon which written notice of such failure shall have been given to the Servicer by the Depositor, the Issuer or the Indenture Trustee or to the Servicer, the Depositor, the Issuer and the Indenture Trustee by the Note Insurer; or

                        (ii) Failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Servicing Agreement, which failure, in each case, materially and adversely affects the interests of Noteholders or the Note Insurer and which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, and stating that such notice is a "Notice of Default" hereunder, shall have been given to the Servicer by the Depositor, the Issuer or the Indenture Trustee or to the Servicer, the Depositor, the Issuer and the Indenture Trustee by the Note Insurer; or

                       (iii) The entry against the Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceed ings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

                        (iv) The Servicer shall commence a voluntarily case in bankruptcy, consent to the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

then, so long as a Servicing Default shall not have been remedied by the Servicer, either the Issuer, subject to the direction of the Indenture Trustee as pledgee of the Mortgage Loans, with the consent of the Note Insurer, or the
Note Insurer, or if a Note Insurer Default exists, the holders of at least 51% of the aggregate Note Principal Balance of the Notes, by notice then given in writing to the Servicer (and to the Indenture Trustee and the Issuer if given by the Note Insurer) may, by notice to the Servicer, terminate all of the rights and obligations of the Servicer as servicer under this Servicing Agreement other than its right to receive servicing compensation and reimbursement for expenses for servicing the Mortgage Loans hereunder during any period prior to the date of such termination and the Depositor, subject to the direction of the Indenture Trustee as pledgee of the Mortgage Loans, with the consent of the Note Insurer, or the Note Insurer may exercise any and all other remedies available at law or equity. Any such notice to the Servicer shall also be given to each Rating Agency, the Note Insurer, the Depositor and the Issuer. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Servicing Agreement shall pass to and be vested in the Indenture Trustee, and, without limitation, the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and Related Documents, or otherwise. The Servicer agrees to cooperate with the Indenture Trustee in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Indenture Trustee for the adminis tration by it of all cash amounts relating to the Mortgage Loans that shall at the time be held by the Servicer and required to be deposited by it in the Collection Account, or that have been deposited by the Servicer in the Collection Account or thereafter received by the Servicer with respect to the Mortgage Loans.

         Notwithstanding any termination of the activities of the Servicer hereunder, the Servicer shall be entitled to receive all amounts payable to the Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

         Notwithstanding the foregoing, a delay in or failure of performance under Section 6.01(i) or Section 6.01(ii) after the applicable grace periods specified in such Sections shall not constitute a Servicing Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Servicer from using reasonable efforts to perform its respective obligations in a timely manner in accordance with the terms of this Agreement and the Servicer shall provide the Indenture Trustee, the Note Insurer and the Noteholders with notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Servicer shall immediately notify the Indenture Trustee, the
Note Insurer and the Owner Trustee in writing of any Servicing Default.

         Section 6.02. INDENTURE TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR. (a) On and after the time the Servicer receives a notice of termination pursuant to
Section 6.01 or sends a notice pursuant to Section 5.04, the Indenture Trustee on behalf of the Noteholders and the Note Insurer shall be the successor in all respects to the Servicer in its capacity as servicer under this Servicing Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, including but not limited to the provisions of Article VIII. Nothing in this Servicing Agreement shall be construed to permit or require the Indenture Trustee to (i) succeed to the responsibilities, duties and liabilities of the initial Servicer in its capacity as the Seller under the Mortgage Loan Purchase Agreement, (ii) be responsible or accountable for any act or omission of the Servicer prior to the issuance of a notice of termination hereunder, (iii) require or obligate the Indenture Trustee, in its capacity as successor Servicer, to purchase, repurchase or substitute any Mortgage Loan,
(iv) fund any losses on any Eligible Investment directed by any other Servicer, or (v) be responsible for the representations and warranties of the Servicer; PROVIDED, HOWEVER, that the Indenture Trustee, as successor Servicer, shall be required to make any Advances to the extent that the Servicer failed to make such Advances. As compensation therefor, the Indenture Trustee shall be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given (other than compensation accruing prior to the notice of termination). Notwithstanding the above, (i) if the Indenture Trustee is unwilling to act as successor Servicer, or (ii) if the Indenture Trustee is legally unable so to act, the Indenture Trustee on behalf of the Noteholders and the Note Insurer may (in the situation described in clause (i)) or shall (in the situation described in clause (ii)) appoint or petition a court of competent jurisdiction to appoint any established housing and home finance institution, bank or other mortgage loan servicer having a net worth of not less than $10,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibili ties, duties or liabilities of the Servicer hereunder; PROVIDED, that any such successor Servicer shall be acceptable to the Note Insurer, as evidenced by the Note Insurer's prior written consent and provided further that each Rating Agency shall have confirmed in writing that the appointment of any such successor Servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Notes by the Rating Agencies. Pending appointment of a successor to the Servicer hereunder, unless the Indenture Trustee is prohibited by law from so acting, the Indenture Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation in an amount equal to the compensation which the Servicer would otherwise have received pursuant to
Section 3.15 (or such lesser compensation as the Indenture Trustee and such successor shall agree). The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Servicing Agreement prior to its termination as Servicer, nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of its representations or warranties contained herein or in any Related Document or agreement. The Indenture Trustee and such successor shall take such action, consistent with this Servicing Agreement, as shall be necessary to effectuate any such succession.

         (b) Any successor Servicer, including the Indenture Trustee on behalf of the Noteholders, shall not be deemed to be in default or to have breached its duties hereunder if the predecessor Servicer shall fail to deliver any required deposit to the Collection Account or otherwise cooperate with any required servicing transfer or succession hereunder.

         Section 6.03. NOTIFICATION TO NOTEHOLDERS. Upon any termination or appointment of a successor to the Servicer pursuant to this Article VI or
Section 5.04, the Indenture Trustee shall give prompt written notice thereof to the Noteholders, the Note Insurer, the Owner Trustee, the Depositor, the Issuer and each Rating Agency.

         Section 6.04. WAIVER OF DEFAULTS. The Indenture Trustee shall transmit by mail to all Noteholders and the Note Insurer, promptly after the occurrence of any Servicing Default known to the Indenture Trustee, unless such Servicing Default shall have been cured, notice of each such Servicing Default hereunder known to the Indenture Trustee. The Note Insurer, or if a Note Insurer Default exists, the holders of at least 51% of the aggregate Note Principal Balance of the Notes may waive any default by the Servicer in the performance of its obligations hereunder and the consequences thereof, except a default under Section 6.01(i), which shall require the waiver of all Noteholders. Upon any such waiver of a past default, such default shall be deemed to cease to exist, and any Servicing Default arising therefrom shall be deemed to have been timely remedied for every purpose of this Servicing Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. The Servicer shall give notice of any such waiver to the Rating Agencies.

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

         Section 7.01. AMENDMENT. This Servicing Agreement may be amended from time to time by the parties hereto (i) without the consent of any other Person, to cure any ambiguity or correct by defective or inconsistent provisions herein or (ii) otherwise with the consent of the Note Insurer, or if a Note Insurer Default exists, if each Rating Agency has confirmed in writing that such amendment will not result in the qualification, reduction or withdrawal of the then-rating of the Notes.

         Section 7.02. GOVERNING LAW. THIS SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 7.03. NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, to:

      (a) in the case of the Servicer:       ___________________________
                                             ___________________________
                                             ___________________________
                                             Attention:

      (b) in the case of the Note Insurer:   ___________________________
                                             ___________________________
                                             ___________________________
                                             Attention:

      (c) in the case of Rating Agencies:    ___________________________
                                             ___________________________
                                             ___________________________
                                             Attention:

                                             ___________________________
                                             ___________________________
                                             ___________________________
                                             Attention:

      (d) in the case of the Owner Trustee,
      the Corporate Trust Office:            ___________________________

                                             ___________________________
                                             ___________________________
                                             Attention:

      (e) in the case of the Issuer,
      to AFC Trust, Series _____-___:        c/o Superior Bank FSB
                                             ___________________________
                                             ___________________________
                                             Attention:

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register. Any notice so mailed within the time prescribed in this Servicing Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder receives such notice.

         Section 7.04. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Servicing Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Servicing Agreement and shall in no way affect the validity or enforceability of the other provisions of this Servicing Agreement or of the Notes or the rights of the Noteholders thereof.

         Section 7.05. THIRD-PARTY BENEFICIARIES. This Servicing Agreement will inure to the benefit of and be binding upon the parties hereto, the Noteholders, the Note Insurer, the Owner Trustee, the Indenture Trustee and their respective successors and permitted assigns. Except as otherwise provided in this Servicing Agreement, no other Person will have any right or obligation hereunder. The Indenture Trustee shall have the right to exercise all rights of the Issuer under this Agreement.

         Section 7.06. COUNTERPARTS. This instrument may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 7.07. EFFECT OF HEADINGS AND TABLE OF CONTENTS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         Section 7.08. TERMINATION. (a) The respective obligations and responsibilities of the Servicer and the Issuer created hereby shall terminate upon the satisfaction and discharge of the Indenture pursuant to Section 4.10 thereof.

         (b) On each Determination Date as of which the Pool Balance is equal to or less than 10% of the Initial Pool Balance, the Servicer shall have the option to purchase all of the Mortgage Loans and REO Properties by depositing into the Collection Account pursuant to Section 3.06 an amount equal to the sum of (i) aggregate outstanding Pool Balance and accrued and unpaid interest thereon at the weighted average of the Mortgage Rates (net of the Servicing Fee) at the end of the Due Period preceding the final Payment Date and (ii) the fair market value of each REO Property (the "Termination Price"), and the Servicer shall succeed to all interests in and to the Mortgage Loans and REO Properties. In connection with any such purchase, the Servicer shall deposit in the Payment Account all amounts then on deposit in the Collection Account (less amounts permitted to be withdrawn by the Servicer pursuant to Section 3.07) including the Termination Price, which deposit shall be made on the Determination Date before the final Payment Date.

         (c) As described in Article VIII of the Trust Agreement, notice of any termination of the Trust shall be given by the Servicer to the Owner Trustee, the Indenture Trustee and the Note Insurer as soon as practicable after the Servicer has received notice thereof.

         (d) Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes and all amounts owed to the Note Insurer, the Certificateholders will succeed to the rights of the Noteholders hereunder and the Owner Trustee will succeed to the rights of, and assume the obligations of, the Indenture Trustee pursuant to this Agreement.

         Section 7.09. NO PETITION. The Servicer, by entering into this Servicing Agreement, hereby covenants and agrees that it will not at any time institute against the Issuer, or join in any institution against the Issuer, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations of the Issuer. This section shall survive the termination of this Servicing Agreement by one year.

         Section 7.10. NO RECOURSE. The Servicer acknowledges that no recourse may be had against the Issuer, except as may be expressly set forth in this Servicing Agreement.

                                  ARTICLE VIII

                     [ADMINISTRATIVE DUTIES OF THE SERVICER

                  Section 8.01. ADMINISTRATIVE DUTIES. (i) In addition to the duties of the Servicer set forth in this Servicing Agreement or any of the Basic Documents, the Servicer shall perform such calculations and shall prepare or cause to be prepared for execution by the Issuer or the Owner Trustee all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to this Servicing Agreement or any of the Basic Documents or under state and federal tax and securities laws, and at the request of the Owner Trustee or the Note Insurer shall take all appropriate action that it is the duty of the Issuer to take pursuant to this Servicing Agreement or any of the Basic Documents. In accordance with the directions of the Indenture Trustee, the
Note Insurer or the Owner Trustee, the Servicer shall administer, perform or supervise the performance of such other activities of the Issuer in connection with the Basic Documents as are not covered by any of the foregoing provisions and as are expressly requested by the Indenture Trustee, the Note Insurer or the Owner Trustee and are reasonably within the capability of the Servicer.

                           (ii) Notwithstanding anything in this Servicing
Agreement or any of the Basic Documents to the contrary, the Servicer shall be responsible for promptly notifying the Owner Trustee and the Note Insurer in the event that any withholding tax is imposed on the Issuer's payments (or allocations of income) to an Owner (as defined in the Trust Agreement) as contemplated in Section 5.03 of the Trust Agreement. Any such notice shall be in writing and specify the amount of any withholding tax required to be withheld by the Owner Trustee pursuant to such provision.

                           (iii) In carrying out the foregoing duties or any of
its other obligations under this Servicing Agreement, the Servicer may enter into transactions with or otherwise deal with any of its Affiliates; PROVIDED, HOWEVER, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Servicer's opinion, no less favorable to the Issuer in any material respect than with terms made available to unrelated third-parties.

                  (c) TAX MATTERS. The Servicer shall prepare and file (or cause to be prepared and filed), on behalf of the Owner Trustee, all tax returns and information reports, tax elections, financial statements and such annual or other reports of the Issuer as are necessary for preparation of tax returns and information reports as provided in Section 5.03 of the Trust Agreement, including without limitation Form 1099. All tax returns and information reports shall be signed by the Owner Trustee as provided in Section 5.03 of the Trust Agreement.

                  (d) NON-MINISTERIAL MATTERS. With respect to matters that in the reasonable judgment of the Servicer are non-ministerial, the Servicer shall not take any action pursuant to this Article VIII unless within a reasonable time before the taking of such action, the Servicer shall have notified the Owner Trustee, the Note Insurer and the Indenture Trustee of the proposed action and the Owner Trustee, the Note Insurer and, with respect to items (A), (B), (C) and (D) below, the Indenture Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include:

                           (A) the amendment of or any supplement to the
                  Indenture;

                           (B) the initiation of any claim or lawsuit by the
                  Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Mortgage Loans);

                           (C) the amendment, change or modification of this
                  Servicing Agreement pursuant to Section 7.01(ii) hereof or any of the Basic Documents;

                           (D) the appointment of successor Certificate Paying
                  Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of successor Servicers or the consent to the assignment by the Certificate Registrar, Paying Agent or Trustee of its obligations under the Indenture; and

                           (E) the removal of the Indenture Trustee.

                  Section 8.02. RECORDS. The Servicer shall maintain appropriate books of account and records relating to services performed under this Servicing Agreement, which books of account and records shall be accessible for inspection by the Issuer and the Note Insurer at any time during normal business hours upon reasonable prior written notice.

                  Section 8.03. ADDITIONAL INFORMATION TO BE FURNISHED. The Servicer shall furnish to the Issuer and the Note Insurer from time to time such additional information regarding the Mortgage Loans as the Issuer or the Note Insurer shall reasonably request.]

         IN WITNESS WHEREOF, the Servicer and the Issuer have caused this Servicing Agreement to be duly executed by their respective officers or representatives all as of the day and year first above written.

                                        _________________________,
                                         as Servicer

                                        By /s/
                                           ----------------------------------
                                           Name:
                                           Title:


                                        AFC TRUST SERIES _____-____
                                         as Issuer

                                        ________________________, not in its
                                        capacity but solely as Owner Trustee


                                        By /s/
                                           ---------------------------------
                                           Name:
                                           Title:

                                    EXHIBIT A
                             MORTGAGE LOAN SCHEDULE

                                    EXHIBIT B
                           FORM OF REQUEST FOR RELEASE

DATE:
TO:

RE: REQUEST FOR RELEASE OF DOCUMENTS

In connection with your administration of the Mortgage Loans, we request the release of the Mortgage File described below.

Servicing Agreement Dated:
Series #:
Account #:
Pool #:
Loan #:
Borrower Name(s):
Reason for Document Request: (circle one)          Mortgage Loan Prepaid in Full
                                                   Mortgage Loan Repurchased
                                                   Mortgage Loan in Foreclosure
                                                   Other:_____________________

"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Servicing Agreement."

-------------------------------------
[Name of Servicer]
Authorized Signature

******************************************************************
TO CUSTODIAN/Indenture Trustee: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Servicing Agreement.

         Enclosed Documents:   [  ]   Promissory Note
                               [  ]   Primary Insurance Policy
                               [  ]   Mortgage or Deed of Trust
                               [  ]   Assignment(s) of Mortgage or Deed of Trust
                               [  ]   Title Insurance Policy
                               [  ]   Other:  ___________________________

_____________________
Name

_____________________
Title

_____________________
Date

                                    EXHIBIT C
                                SERVICER'S REPORT